EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We hereby consent to the incorporation of our report dated May 21, 2004 relating to the financial statements of the ACS Savings Plan, which appears in this Form 11-K.

/s/ Chapman, Hext & Co., P.C.

Richardson, Texas
June 28, 2004